Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE REPORTS SOLID

FOURTH QUARTER AND YEAR END 2019 RESULTS

KENNETT SQUARE, PA – (March 16, 2020) – Genesis Healthcare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter and Fiscal Year End 2019 Results

•	US GAAP revenue in the fourth quarter and year ended 2019 was $1.14 billion and $4.57 billion, respectively;

•	US GAAP net (loss) income attributable to Genesis Healthcare, Inc. in the fourth quarter and year ended 2019 was $(11.4) million and $14.6 million, respectively;

•	Adjusted EBITDA in the fourth quarter and year ended 2019 was $48.5 million and $199.0 million, respectively; and

•	Adjusted EBITDAR in the fourth quarter and year ended 2019 was $146.9 million and $586.1 million, respectively.

“We are pleased to report another solid quarter marked by a fifth consecutive quarter of same-store occupancy growth and an improving reimbursement environment,” stated George V. Hager, Jr., Chief Executive Officer of Genesis.  “These improved metrics, along with a smooth transition to the Patient-Driven Payment Model (PDPM) and continued effective control of operating expenses, served to grow EBITDAR margins 80 basis points this quarter versus the same quarter in 2018.”

“In 2019, our dedicated team made significant progress in executing on our strategic objectives,” Hager further commented.  “During the year, we sold or divested 44 non-strategic assets resulting in over $140 million of debt repayment, we invested in two innovative partnerships that position the Company for future real estate ownership of 34 facilities and we earned over $9 million of net income through our LTC ACO’s participation in the Medicare Shared Savings Program.”

“We look forward to building on these accomplishments in 2020,” continued Hager. “We remain optimistic that occupancy trends, our unique investment strategies in portfolio optimization, expansion of our ACO inside and outside of Genesis and the strength of our rehabilitation and staffing businesses position us well for sustained growth.”

Portfolio Optimization

Genesis continues to exit challenged facilities and certain low density markets in order to focus on investment and growth in core markets. During the fourth quarter of 2019, Genesis divested, exited or closed the operations of three facilities.  Including the facilities divested in the first nine months 2019, Genesis exited the operations of 44 facilities in total for the year, with approximate annual net revenue of $385.3 million, Adjusted EBITDA of $11.6 million and a pre-tax net loss of $11.5 million. These transactions resulted in the reduction of approximately $7.6 million of annual cash lease payments and the repayment of over $140.0 million of indebtedness.

Divestitures in excess of acquisitions in the fourth quarter and year ended 2019 reduced Adjusted EBITDAR by $6.7 million and $41.8 million, respectively; as compared to the prior year periods.

Effective February 1, 2020, Genesis sold the real estate and operations of six skilled nursing facilities and transferred the leasehold rights to 13 skilled nursing, behavioral health and assisted living facilities, for a total of $78.9 million.  Genesis transitioned operational responsibility for 19 facilities in the states of California, Washington and Nevada to New Generation Health, LLC.  Genesis will retain a 50% interest in the facilities.  Genesis is currently assessing whether it will continue to consolidate the financial statements of these facilities for financial reporting purposes.

In 2020, Genesis plans to continue to exit operations of challenging facilities and markets. The Company exited operations of an additional five facilities thus far during the first quarter of 2020.  In total, these five facilities generated approximate annual net revenue of $55.2 million, Adjusted EBITDA of $6.2 million and a pre-tax net income of $0.6 million. These transactions resulted in the reduction of approximately $0.7 million of annual cash lease payments and the repayment of approximately $79.6 million of indebtedness.

Adoption of New Lease Accounting Standard

On January 1, 2019, Genesis adopted FASB Accounting Standards Codification Topic 842, Leases (Topic 842), which requires lessees to recognize leases on the consolidated balance sheet.  Comparative information for periods prior to January 1, 2019 has not been adjusted.

Topic 842 had a material effect on Genesis’s consolidated financial statements.  The most significant effects of adoption relate to (1) the recognition of new right-of-use (ROU) assets and lease liabilities on its consolidated balance sheet for real estate operating leases; (2) the derecognition of existing assets and liabilities for sale-leaseback transactions that previously did not qualify for sale accounting; and (3) significant new disclosures about leasing activities.  In addition, for the three and twelve months ended December 31, 2019, adoption of Topic 842 is the primary driver of the increase to lease expense and the decrease to interest expense, when compared to the same periods in the prior year, since the prior year has not been adjusted.

Conference Call, Including Coronavirus (COVID-19) Update

Genesis Healthcare, Inc. will hold a conference call at 8:30 a.m. Eastern Time on Tuesday, March 17, 2020 to discuss its financial results for the fourth quarter and year ended 2019, and to provide a Company update with respect to COVID-19.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis Healthcare, Inc.

Genesis Healthcare, Inc. (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with nearly 400  skilled nursing facilities and assisted/senior living communities in 26 states nationwide. Genesis subsidiaries also supply rehabilitation therapy to approximately 1,200 healthcare providers in 44 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses;

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and

• a pandemic, epidemic or outbreak of a contagious illness, such as COVID-19, could adversely impact our business, operating results and financial condition.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission,  discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

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GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net revenues	$1,135,437	$1,185,947	$4,565,834	$4,976,650
Salaries, wages and benefits	595,948	664,780	2,485,010	2,786,908
Other operating expenses	360,340	354,101	1,374,847	1,479,880
General and administrative costs	37,447	34,777	144,471	149,182
Lease expense	98,398	32,311	387,063	129,859
Depreciation and amortization expense	21,764	52,860	123,159	220,896
Interest expense	38,802	115,051	180,392	463,738
(Gain) loss on early extinguishment of debt	(2,558)	(9,394)	(122)	391
Investment income	(1,218)	(1,976)	(7,296)	(6,832)
Other (income) loss	(1,364)	29,441	(173,505)	(12,920)
Transaction costs	3,337	5,386	26,362	31,953
Long-lived asset impairments	—	16,989	16,937	104,997
Goodwill and identifiable intangible asset impairments	—	1,477	—	3,538
Equity in net income of unconsolidated affiliates	(534)	(206)	(712)	(100)
(Loss) income before income tax expense (benefit)	(14,925)	(109,650)	9,228	(374,840)
Income tax expense (benefit)	2,434	(664)	1,754	(2,423)
Net (loss) income	(17,359)	(108,986)	7,474	(372,417)
Less net loss attributable to noncontrolling interests	5,963	40,033	7,145	137,186
Net (loss) income attributable to Genesis Healthcare, Inc.	$(11,396)	$(68,953)	$14,619	$(235,231)
(Loss) earnings per common share:
Basic:
Weighted-average shares outstanding for basic net income (loss) per share	109,379	102,625	107,286	101,007
Basic net (loss) income per common share attributable to Genesis Healthcare, Inc.	$(0.10)	$(0.67)	$0.14	$(2.33)

Diluted:
Weighted-average shares outstanding for diluted net income (loss) per share	109,379	102,625	165,314	101,007
Diluted net (loss) income per common share attributable to Genesis Healthcare, Inc.	$(0.10)	$(0.67)	$0.10	$(2.33)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	December 31,	December 31,
	2019	2018
Assets:
Current assets:
Cash and equivalents	$12,097	$20,865
Restricted cash and equivalents	63,101	73,762
Accounts receivable, net of allowance for doubtful accounts	567,636	622,717
Other current assets	186,013	158,281
Total current assets	828,847	875,625
Property and equipment, net of accumulated depreciation	962,105	2,887,554
Finance lease right-of-use asset, net of accumulated amortization	37,097	—
Operating lease right-of-use asset	2,399,505	—
Restricted cash and equivalents	50,608	47,649
Identifiable intangible assets, net of accumulated amortization	87,446	119,082
Goodwill	85,642	85,642
Other long-term assets	210,890	248,071
Total assets	$4,662,140	$4,263,623

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$464,476	$462,599
Accrued compensation	153,698	172,726
Other current liabilities	452,996	276,887
Total current liabilities	1,071,170	912,212

Long-term debt	1,450,994	1,082,933
Finance lease obligations	39,335	967,942
Operating lease obligations	2,681,403	—
Financing obligations	—	2,732,939
Other long-term liabilities	501,803	612,463
Stockholders' deficit	(1,082,565)	(2,044,866)
Total liabilities and stockholders' deficit	$4,662,140	$4,263,623

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Year ended December 31,
	2019	2018
Net cash (used in) provided by operating activities (1)	$(7,166)	$18,584
Net cash (used in) provided by investing activities	(387,003)	11,876
Net cash provided by financing activities	377,699	53,178
Net (decrease) increase in cash, cash equivalents and restricted cash and equivalents	(16,470)	83,638
Beginning of period	142,276	58,638
End of period	$125,806	$142,276

(1) - Net cash (used in) provided by operating activities in the twelve months ended December 31, 2019 and 2018 includes approximately  $22.3  million and $32.0 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended December 31,		Year ended December 31, 2018
	2019	2018	2019	2018
Financial Results (in thousands)
Financial Performance Measures:
Net revenues (GAAP)	$1,135,437	$1,185,947	$4,565,834	$4,976,650
Net (loss) income attributable to Genesis Healthcare, Inc. (GAAP)	(11,396)	(68,953)	14,619	(235,231)
EBITDA (Non-GAAP)	45,641	58,261	312,779	309,794
Adjusted EBITDA (Non-GAAP)	48,475	111,795	199,027	474,075
Valuation Measure:
Adjusted EBITDAR (Non-GAAP)	$146,873		$586,090

INPATIENT SEGMENT:

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	43,252	48,859	43,252	48,859
Available operating beds in service at end of period	41,370	47,020	41,370	47,020
Available patient days based on licensed beds	3,979,215	4,484,068	15,777,465	17,705,185
Available patient days based on operating beds	3,807,658	4,320,545	15,119,996	17,073,587
Actual patient days	3,342,294	3,699,879	13,252,851	14,587,970
Occupancy percentage - licensed beds	84.0%	82.5%	84.0%	82.4%
Occupancy percentage - operating beds	87.8%	85.6%	87.7%	85.4%
Skilled mix	17.9%	18.1%	18.3%	18.9%
Average daily census	36,329	40,216	36,309	39,967
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$567	$522	$535	$526
Insurance	468	449	462	455
Private and other	366	352	366	352
Medicaid	245	229	236	226
Medicaid (net of provider taxes)	222	210	215	206
Weighted average (net of provider taxes)	$291	$274	$282	$275
Patient days by payor (skilled nursing facilities)
Medicare	325,691	366,375	1,318,793	1,516,655
Insurance	238,195	265,867	961,329	1,080,193
Total skilled mix days	563,886	632,242	2,280,122	2,596,848
Private and other	190,373	200,190	732,888	815,475
Medicaid	2,394,579	2,661,926	9,466,310	10,372,459
Total Days	3,148,838	3,494,358	12,479,320	13,784,782
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	10.3%	10.5%	10.6%	11.0%
Insurance	7.6%	7.6%	7.7%	7.9%
Skilled mix	17.9%	18.1%	18.3%	18.9%
Private and other	6.0%	5.7%	5.9%	5.9%
Medicaid	76.1%	76.2%	75.8%	75.2%
Total	100.0%	100.0%	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	278	339	278	339
Owned	29	42	29	42
Joint Venture	38	5	38	5
Managed	12	13	12	13
Total skilled nursing facilities	357	399	357	399
Total licensed beds	43,195	48,748	43,195	48,748
Assisted/Senior living facilities:
Leased	21	20	21	20
Owned	1	3	1	3
Joint Venture	1	1	1	1
Managed	1	2	1	2
Total assisted/senior living facilities	24	26	24	26
Total licensed beds	1,941	2,209	1,941	2,209
Total facilities	381	425	381	425

Total Jointly Owned and Managed— (Unconsolidated)	13	15	13	15

REHABILITATION THERAPY SEGMENT*:

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Revenue mix %:
Company-operated	35.8%	36.2%	35.8%	37.1%
Non-affiliated	64.2%	63.8%	64.2%	62.9%
Sites of service (at end of period)	1,155	1,295	1,155	1,295
Revenue per site	$139,391	$153,785	$620,016	$631,272
Therapist efficiency %	68.1%	64.7%	68.0%	63.7%

* Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A Non-GAAP Financial Measure is a numerical measure of a registrant’s value, historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use two Non-GAAP Financial Measures primarily (EBITDA and Adjusted EBITDA) as performance measures and believe that the GAAP financial measure most directly comparable to these two Non-GAAP Financial Measures is net (loss) income attributable to Genesis Healthcare, Inc.  We use one Non-GAAP Financial Measure (Adjusted EBITDAR) as a valuation measure and believe that the GAAP financial measure most directly comparable to this Non-GAAP Financial Measure is net (loss) income attributable to Genesis Healthcare, Inc.    We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, (gains) losses on early extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or net loss attributable to noncontrolling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net (loss) income attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net (loss) income, as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance,  in the case of Adjusted EBITDA.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net (loss) income attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments to EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

(Gain) loss on early extinguishment of debt. We recognize gains or losses on the early extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other (income) loss.    We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Long-lived asset impairments.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is also excluded from EBITDA.

•

Goodwill and identifiable intangible asset impairments.  We exclude non-cash goodwill and identifiable intangible asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Loss of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the income or losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying performance of our operating businesses.

•

Regulatory defense and related costs.  We exclude the costs of investigating and defending the inherited legal matters associated with prior transactions.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

•

Other non-recurring costs.  In the year ended December 31, 2019, we excluded $1.1 million in insurance recoveries and costs related to 2017 hurricane damage and the partial recovery of receivables written down in 2018.  In the year ended December 31, 2018, we excluded $13.0 million of costs attributable to the write down of receivables in our non-core physician services business and the impairment of unrealized incentives associated with a government program rewarding the meaningful use of technology in delivery of healthcare.  This incentive was estimated to be earned and recognized between 2015 and 2016 within our physician services line of business.  We do not believe the excluded costs are recurring or reflect the underlying performance of our operating businesses.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of our business and the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare and other industries. In addition, financial covenants in our lease agreements use Adjusted EBITDAR as a measure of compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.

Supplemental Information:

We provide supplemental information about certain capital costs we believe are beneficial to an investor’s understanding of our capital structure and cash flows.  This supplemental information includes (1) cash interest payments on our recourse and HUD guaranteed indebtedness (2) cash rent payments made to partially owned real estate joint ventures that is eliminated in consolidation, net of any distributions returned to us, and (3) total cash lease payments made pursuant to operating leases, finance leases and financing obligations.

This supplemental information is used by us to evaluate our leverage, fixed charge coverage and cash flow.  This supplemental information is consistent with information used by our major creditors in evaluating compliance with financial covenants contained in our material lease and loan agreements.

See the reconciliation of net (loss) income attributable to Genesis Healthcare, Inc. to Non-GAAP financial information included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET  (LOSS) INCOME ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO

NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

(IN THOUSANDS)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Net (loss) income attributable to Genesis Healthcare, Inc.	$(11,396)	$(68,953)	$14,619	$(235,231)
Adjustments to compute EBITDA:
Net loss attributable to noncontrolling interests	(5,963)	(40,033)	(7,145)	(137,186)
Depreciation and amortization expense	21,764	52,860	123,159	220,896
Interest expense	38,802	115,051	180,392	463,738
Income tax expense (benefit)	2,434	(664)	1,754	(2,423)
EBITDA	$45,641	$58,261	312,779	309,794
Adjustments to compute Adjusted EBITDA:
(Gain) loss on early extinguishment of debt	(2,558)	(9,394)	(122)	391
Other (income) loss	(1,364)	29,441	(173,505)	(12,920)
Transaction costs	3,337	5,386	26,362	31,953
Long-lived asset impairments	—	16,989	16,937	104,997
Goodwill and identifiable intangible asset impairments	—	1,477	—	3,538
Severance and restructuring	(165)	1,667	4,705	9,024
Losses of newly acquired, constructed, or divested businesses	2,072	1,588	4,883	5,148
Stock-based compensation	1,596	2,088	7,309	8,820
Regulatory defense and related costs	804	6	804	609
Other non-recurring costs	(888)	4,286	(1,125)	12,721
Adjusted EBITDA	$48,475	$111,795	$199,027	$474,075
Lease Expense	98,398	32,311	387,063	129,859
Adjusted EBITDAR	$146,873		$586,090
Supplemental information:
Cash interest payments on recourse and HUD debt	$20,868	$22,100	$84,355	$77,400
Cash payments made to partially owned real estate joint ventures, net of distributions received	12,453	—	22,257	—
Total cash lease payments made pursuant to operating leases, finance leases and financing obligations	$94,214	$105,333	$408,230	$428,991